Exhibit 1.1

EXECUTION COPY

€500,000,000

AVERY DENNISON CORPORATION

1.250% Senior Notes due 2025

Underwriting Agreement

February 24, 2017

To the Representatives named in Schedule 1 hereto

of the several Underwriters named in Schedule 2 hereto

Ladies and Gentlemen:

Avery Dennison Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 2 hereto (the “Underwriters”), for whom the underwriters named in Schedule 1 are acting as representatives (the “Representatives”), €500,000,000 principal amount of its 1.250% Senior Notes due 2025 (the “Notes”).  The Notes will be issued pursuant to an Indenture dated as of November 20, 2007 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture to be dated as of March 3, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Trustee, The Bank of New York Mellon Trust Company, N.A., as transfer agent and registrar (the “Transfer Agent”) and The Bank of New York Mellon, London Branch, as paying agent and calculation agent (the “Paying Agent”). In connection with the issuance of the Notes, the Company will enter into an agency agreement (the “Agency Agreement”) to be dated as of March 3, 2017, between the Company and the Paying Agent.

The Indenture, the Agency Agreement, the Notes and this Agreement are sometimes, collectively, referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-211029), including a prospectus, relating to the Notes.  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the base prospectus filed as part of

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the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of this Agreement, is referred to herein as the “Base Prospectus; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Notes, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Prospectus”; and any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes in the form filed or to be filed with the Commission pursuant to Rule 424(b) is referred to herein as a “Preliminary Prospectus”.  Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 24, 2017, and each Issuer Free Writing Prospectus (as defined below) listed on Annex C hereto as constituting part of the Time of Sale Information.

2.                                      Purchase of the Notes by the Underwriters.  (a)  The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 2 hereto at a price equal to 99.367% of the principal amount thereof plus accrued interest, if any, from March 3, 2017 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information.  The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

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(c)                                  The closing of the purchase of the Notes shall occur at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 9:30 A.M., London time, on March 3, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)                                 Payment for the Notes shall be made by the Representatives on behalf of the Underwriters in immediately available funds to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon (London Branch) as common depositary (the “Common Depositary”) for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) against delivery to the Common Depository, for the respective accounts of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Each of HSBC Bank plc, J.P. Morgan Securities plc and Merrill Lynch International, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter the funds of which have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)                                  The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

3.                                      Representations, Warranties and Agreements of the Company.  The Company represents and warrants to, and agrees with, each Underwriter as follows:

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(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectuses.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex C hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications prior to the launch of the offering in anticipation of the offering or in connection with the marketing of the Notes, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made,

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not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)                                  Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                  No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the exercise of outstanding options and stock appreciation rights, or previously announced share repurchases) or long-term debt (except in the ordinary course of business and not in excess of $10 million) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the dividend payment announced in February 2017 with a payment date of March 15, 2017), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

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(h)                                 Organization and Good Standing.  The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Agency Agreement, the Indenture or the Notes (a “Material Adverse Effect”).  The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(i)                                     Capitalization.  The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)                                    The Indenture.  The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Base Indenture has been duly qualified under the Trust Indenture Act; and the Supplemental Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(k)                                 The Notes.  The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and Agency Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and Agency Agreement.

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(l)                                     Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             Agency Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o)                                 No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(p)                                 No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(q)                                 No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Notes under the Securities Act and the qualification of the Indenture under the Trust Indenture Act (which have been made or obtained), such consents, approvals, authorizations, orders and

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registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters and such approvals or authorizations as may be required in connection with the listing of the Notes on the New York Stock Exchange (the “NYSE”).

(r)                                    Legal Proceedings.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)                                   Independent Registered Public Accounting Firm.  PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)                                    Intellectual Property.  (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, in each case except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(u)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(v)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)                               Compliance With Environmental Laws.  (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

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(x)                                 Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y)                                 Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(z)                                  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures

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designed to comply with all applicable anti-bribery and anti-corruption laws. The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or other person for the purpose of funding or facilitating activities in violation of applicable anti-corruption laws.

(aa)                          Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and, at all times relevant to the offering of the Notes, have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agencies or regulatory authorities having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)                          No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or in a country or territory that is the subject of Sanctions, (iii) is a person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list of designated persons or (iv) is 50% or more owned or otherwise controlled by any person or persons on a Sanctions-related list of designated persons; and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to comply with all Sanctions laws and regulations.

(cc)                            No Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.  The Company authorizes the Representatives to make adequate public disclosure of the information required by

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the Regulation (EU) No 596/2014 on market abuse and any applicable delegated regulations thereunder.

(dd)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ee)                            Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ff)                              Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg)                            Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(hh)                          Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)                                  Compliance with FSMA.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any material in connection with the offering and sale of the Notes other than the Time of Sale Information or other materials, if any, permitted by the Securities Act and the U.K. Financial Services and Markets Act 2000 (“FSMA”), or regulations promulgated pursuant to the Securities Act or FSMA, and approved by the parties to this Agreement.

4.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

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(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex D hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of each proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  If applicable prior to the Closing, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by

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the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with applicable law.

(f)                                   Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement

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the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(g)                                 Blue Sky Compliance.  To the extent required, the Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                                     Clear Market.  During the period from the date hereof through the completion of the offering of the Notes, as notified to the Company by the Representatives (but in no event later than seven days after the Closing Date), the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)                                    Use of Proceeds.  The Company will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)                                     Clearstream/Euroclear.  The Company will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through Clearstream and Euroclear and to maintain such eligibility for as long as the Notes remain outstanding.

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(m)                             Exchange Listing.  The Company will use its reasonable best efforts (i) to cause the Notes, subject to notice of issuance, to be admitted to the official list of the NYSE and admitted to trading on the NYSE as soon as practicable after the date hereof and in any event within 30 days of the Closing Date; and (ii) deliver to the NYSE copies of the Time of Sale Information and such other documents, information and undertakings as may be required in connection with obtaining such listing; and (iii) maintain such listing for as long as any of the Notes are outstanding.  If the Notes cease to be listed on the NYSE, the Company shall use its reasonable best efforts to promptly list such Notes on a “recognised stock exchange” as defined in Section 1005(1) of the Income Tax Act 2007 of the United Kingdom and to maintain such listing on such an exchange for so long as any of the Notes are outstanding.

(n)                                 Registration Statement Renewal Deadline.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective as soon as practicable after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o)                                 Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post effective amendment, as the case may be.

5.                                      Certain Agreements of the Underwriters.                        Each Underwriter hereby represents and warrants to, and agrees with, the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing

17

prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(c) or Section 4(c) hereof (including any electronic road show prior to the launch of the offering in anticipation of the offering or in connection with the marketing of the Notes), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of, or consistent with, the Pricing Term Sheet referred to in Annex D hereto without the consent of the Company.

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations, Warranties and Agreements.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder prior to or at the Closing Date.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

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(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of a senior executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives confirming (i) that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and (ii) to the effect set forth in Section 6(a), 6(b), 6(c) and 6(d) hereof.

(f)                                   Comfort Letters.  On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)                                  Opinion of Assistant General Counsel and Assistant Secretary of the Company. The Assistant General Counsel and Assistant Secretary of the Company shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h)                                 Opinion and Disclosure Letter of Counsel for the Company.  Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and disclosure letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(i)                                     Opinion and Disclosure Letter of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and disclosure letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(j)                                    No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court having jurisdiction over the Company shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(k)                                 Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its domestic significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)                                     Clearstream/Euroclear.  The Notes shall be eligible for clearance and settlement through Clearstream and Euroclear.

(m)                             Indenture and Notes.  The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Trustee, the Transfer Agent and the Paying Agent, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)                                 Agency Agreement. The Representatives shall have received an executed copy of the Agency Agreement appointing The Bank of New York Mellon, London Branch as its Paying Agent and The Bank of New York Mellon Trust Company, N.A. as its Transfer Agent under the Indenture.

(o)                                 Exchange Listing.  The Company shall have applied to have the Notes admitted to the official list of the NYSE and admitted to trading on the NYSE.

(p)                                 Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses,

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claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following:  (i) the names of the Underwriters on the cover pages of the Preliminary Prospectus and the Prospectus; (ii) the names of the Underwriters in the table in the first paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; (iii) the third paragraph under the caption “Underwriting”; (iv)  the second and third sentences in the eighth paragraph under the caption “Underwriting;” and (v) the ninth paragraph under the caption “Underwriting”.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or 7(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall

21

not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or 7(b).  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred against presentation or written invoices or statements therefore.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by HSBC Bank plc, J.P. Morgan Securities plc, Merrill Lynch International and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably

22

satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in Section 7(a) or 7(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent

23

misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the NYSE or the Nasdaq Global Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or European Union authorities or a material disruption in commercial banking or securities settlement or clearance; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.                               Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms.  If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 2 hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

24

(b)                                 If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a), the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a), the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in Section 10(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

(e)                                  For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Notes hereunder constitutes a BRRD Liability (as defined below) and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority (as defined below) of its powers under the relevant Bail-in Legislation as set forth in Section 17 with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Section 10, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and this Section 10 shall remain in full force and effect with respect to the obligations of the other Underwriters.

11.                               Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the

25

costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent registered public accounting firm; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee and the Paying Agent (including related fees and expenses of any counsel to such parties), and of any registrar, transfer agent, calculation agent and authenticating agent; (viii) any expenses and application fees incurred in connection with the approval of the Notes for book entry transfer by, and eligibility for clearance and settlement through, Clearstream and Euroclear; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.; (x) all expenses and application fees related to the listing of the Notes on the NYSE; and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors prior to the launch of the offering in anticipation of the offering or in connection with the marketing of the Notes.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405

26

under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.                               Allocation of Expenses Among Underwriters. Each Underwriter agrees to pay a pro rata portion of any expenses incurred by any of the several Underwriters in connection with the issuance of the Notes in proportion to such Underwriter’s pro rata share (based on the proportion that the principal amount of Notes set forth opposite each Underwriter’s name in Schedule 2 bears to the aggregate principal amount of Notes set forth opposite the names of all Underwriters) of the Notes (with respect to each Underwriter, the “Pro Rata Expenses”).  Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined below) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

17.                               Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by HSBC Bank plc, J.P. Morgan Securities plc and Merrill Lynch International on behalf of the Underwriters, and any such action taken by HSBC Bank plc, J.P. Morgan Securities plc and Merrill Lynch International shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom, Attn: Transaction Management, fax: +44 (0) 207 992 4973; J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, fax: +44(0)20 3493 0682; and Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk, fax: +44 (0)20 7995 0048. Notices to the Company shall be given to it at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203 (fax: 626-304-2251); Attention: General Counsel, with a copy to Steven Stokdyk, Esq., Partner, Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071 (fax: 213-891-8763).

27

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section 17(d) shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

(e)                                  Agreement Among Underwriters.  The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means J.P. Morgan Securities plc, “Stabilizing Manager” means J.P. Morgan Securities plc and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement.

(f)                                   Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

28

(i)                                     the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability; and

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)                                  the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 17(f),

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

(g)                                  Stabilization.  The Company hereby authorizes J.P. Morgan Securities plc in its role as Stabilizing Manager to make adequate public disclosure regarding

29

stabilization of the information required in relation to such stabilization by the Regulation (EU) No 596/2014 on market abuse and any applicable delegated regulations thereunder. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Notes specified in Schedule 2 hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

(h)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)                                     Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)                                    Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

30

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVERY DENNISON CORPORATION

By	/s/ Greg Lovins
Name:	Greg Lovins
Title:	Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date first above written

HSBC BANK PLC

By	/s/ Stuart King
Authorized Signatory

[Signature Page to the Underwriting Agreement]

J.P. MORGAN SECURITIES PLC

By	/s/ Ryan O’Grady
Authorized Signatory

[Signature Page to the Underwriting Agreement]

MERRILL LYNCH INTERNATIONAL

By	/s/ Angus Reynolds
Authorized Signatory

[Signature Page to the Underwriting Agreement]

MUFG SECURITIES EMEA PLC

By	/s/ Prabhat Kumar
Authorized Signatory

[Signature Page to the Underwriting Agreement]

STANDARD CHARTERED BANK

By	/s/ Rajan Bagri
Authorized Signatory

[Signature Page to the Underwriting Agreement]

MIZUHO INTERNATIONAL PLC

By	/s/ David Rudd
Authorized Signatory

[Signature Page to the Underwriting Agreement]

SMBC NIKKO CAPITAL MARKETS LIMITED

By	/s/ Steve Apted
Authorized Signatory

[Signature Page to the Underwriting Agreement]

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By	/s/ Thomas Cambern
Authorized Signatory

[Signature Page to the Underwriting Agreement]

Schedule 1

Representatives of the Several Underwriters

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Schedule 2

Underwriter	Principal Amount

HSBC Bank plc	€133,330,000
J.P. Morgan Securities plc	133,330,000
Merrill Lynch International	133,330,000
MUFG Securities EMEA plc	24,150,000
Standard Chartered Bank	24,150,000
Mizuho International plc	17,210,000
SMBC Nikko Capital Markets Limited	17,250,000
Wells Fargo Securities International Limited	17,250,000
Total	€500,000,000

Schedule 3

Significant Subsidiaries of the Company

Name	Jurisdiction

Avery Corp.	Delaware
Avery Dennison Holding GmbH	Germany
Avery Dennison Hong Kong B.V.	Netherlands
Avery Dennison Investments Luxembourg S.a.r.l.	Luxembourg
Avery Dennison Investments Luxembourg III SARL	Luxembourg
Avery Dennison Investments Luxembourg V SCA	Luxembourg
Avery Dennison Netherlands Investment II B.V.	Netherlands
Avery Dennison Netherlands Investment X B.V.	Netherlands
Avery Dennison Netherlands Investment XI Cooperatief U.A.	Netherlands
Avery Dennison Office Products Company	Nevada
Avery Dennison Office Products Holdings Company	Nevada
Avery Dennison Retail Information Services LLC	Nevada
Avery Dennison Shared Services, Inc.	Nevada
Paxar BV	Netherlands
Paxar Corporation	New York
Paxar Far East Limited	Hong Kong

Annex A

Form of Opinion of the Assistant General Counsel and Assistant Secretary of the Company

March 3, 2017

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

and the other several Underwriters named in

Schedule 1 hereto

c/o HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

and

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

and

c/o Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Re:  Avery Dennison Corporation

Ladies and Gentlemen:

I am Vice President, Assistant General Counsel & Assistant Secretary of Avery Dennison Corporation, a Delaware corporation (the “Company”), and am familiar with its legal affairs.  I am also familiar with the sale to you of €500,000,000 aggregate principal amount of the Company’s 1.250% Senior Notes due 2025 (the “Notes”) pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2016 (File No. 333-211029) (as so filed and as amended, the “Registration Statement”); (ii) a prospectus, dated April 29, 2016 contained in the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement, dated February 24, 2017 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement, dated February 24, 2017 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), (iii) the document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (the

“Specified IFWP”), (iv) an Underwriting Agreement, dated February 24, 2017 (the “Underwriting Agreement”), among you and the Company and (v) an agency agreement, dated March 3, 2017, between the Company and The Bank of New York Mellon, London Branch (the “Agency Agreement”).  The reports, proxy statement and registration statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus or the Prospectus by reference, are herein called the “Incorporated Documents.”  This letter is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement.

I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case I have with your consent performed the stated procedure).  I have examined, among other things, the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Specified IFWP, the Prospectus Supplement, the Agency Agreement and the Incorporated Documents.

Except as otherwise stated herein, as to factual matters, I have, with your consent, relied upon the foregoing and upon oral or written statements and representations of attorneys within my direction, officers and other representatives of the Company. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary. I have not independently verified such factual matters.  Whenever a statement herein is qualified as to knowledge, it is intended to indicate that I do not, nor do any attorneys within my direction, have actual knowledge of the inaccuracy of such statement based on facts in my possession on the date hereof.

Except as otherwise stated herein, I am opining as to the effect on the subject transaction only of the federal laws of the United States, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.  Various matters concerning the Company are addressed in opinion letters of other counsel that are being separately delivered to you.  I express no opinion as to those matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof, I confirm that, to the best of my knowledge, except as disclosed in the Preliminary Prospectus, the Prospectus and the Incorporated Documents, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject; and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires the Notes from you or the other Underwriters) without my prior written consent, which may be granted or withheld in my sole discretion.

Very truly yours,

Vikas Arora
Vice President, Assistant General Counsel & Assistant Secretary
Avery Dennison Corporation

Schedule 1

Underwriters

1) HSBC Bank plc

2) J.P. Morgan Securities plc

3) Merrill Lynch International

4) MUFG Securities EMEA plc

5) Standard Chartered Bank

6) Mizuho International plc

7) SMBC Nikko Capital Markets Limited

8) Wells Fargo Securities International Limited

EXHIBIT A

Issuer Free Writing Prospectus

•                  Final Term Sheet, dated February 24, 2017, filed with the Commission pursuant to Rule 433 under the Act on February 24, 2017

Annex B

Forms of Opinion and Disclosure Letter of Latham & Watkins LLP, Counsel for the Company

March 3, 2017

[DRAFT]

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

And the other several Underwriters named

in Schedule 1 hereto

c/o HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

and

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

and

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Re:                             Avery Dennison Corporation, €500,000,000 aggregate principal amount of 1.250% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to Avery Dennison Corporation, a Delaware corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) by the Company of €500,000,000 aggregate principal amount of the Company’s 1.250% Senior Notes due 2025 (the “Notes”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2016 (Registration No. 333-211029) (as so filed and as amended, the “Registration

Statement”), a base prospectus dated April 29, 2016 (the “Base Prospectus”) and a preliminary prospectus supplement dated February 24, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), the document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (the “Specified IFWP”), a final prospectus supplement dated February 24, 2017 (together with the Base Prospectus, the “Prospectus”) and an underwriting agreement dated February 24, 2017 between you and the Company (the “Underwriting Agreement”). The reports and proxy and registration statements filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.”  References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents.  The Notes are being issued pursuant to an indenture, dated November 20, 2007 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture, dated the date hereof, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  This letter is being delivered to you pursuant to Section 6(h) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)                                 The Underwriting Agreement, the agency agreement, dated March 3, 2017, between the Company and The Bank of New York Mellon, London Branch (the “Agency Agreement”), the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents;

(b)                                 The Base Indenture and the Supplemental Indenture, including the form of Note;

(c)                                  The indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company for borrowed money, identified to us by an officer of the Company as material to the Company and listed in Exhibit B hereto (the “Specified Agreements”); and

(d)                                 The Certificate of Incorporation and Bylaws of the Company (the “Governing Documents”) and certain resolutions of the Board of Directors of the Company and a committee thereof.

The Underwriting Agreement, the Agency Agreement, the Indenture and the Notes are herein referred to collectively as the “Transaction Documents.”

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement.  We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in numbered paragraphs 1, 2, 3, 4, 5 and 6(i), 6(iii) and 6(iv) of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of unsecured debt securities.  Various matters concerning litigations and claims involving the Company are addressed in the opinion of Vikas Arora, Esq., Vice President, Assistant General Counsel & Assistant Secretary of the Company, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.                                      The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.                                      The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.                                      The execution, delivery and performance of the Agency Agreement have been duly authorized by all necessary corporate action of the Company, and the Agency Agreement has been duly executed and delivered by the Company, and is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.                                      Each of the Base Indenture and the Supplemental Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

5.                                      The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting

Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.                                      The execution and delivery of the Transaction Documents, the performance of the obligations of the Company set forth therein, and the issuance and sale of the Notes by the Company to you pursuant to the Underwriting Agreement, do not on the date hereof:

(i)                                     violate the Governing Documents;

(ii)                                  result in the breach of or a default under any of the Specified Agreements;

(iii)                               violate any federal or New York statute, rule or regulation applicable to the Company, or the DGCL; or

(iv)                              require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company, or the DGCL that have not been obtained or made.

7.                                      The Registration Statement has become effective under the Act.  With your consent, based solely on our review of the list of stop orders issued by the Commission and published on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml on March 3, 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

8.                                      The Registration Statement at February 24, 2017, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to the Form T-1, Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

9.                                      Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K and 8-K and proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, financial schedules or other financial data, included in, incorporated by reference in, or omitted from such reports.  For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

10.                               The statements in the Preliminary Prospectus and the Prospectus under the caption “Underwriting,” insofar as they purport to describe or summarize certain provisions of the Underwriting Agreement, are accurate descriptions or summaries of such provisions in all material respects.

11.                               The statements in the Preliminary Prospectus, taken together with the Specified IFWP,  and the Prospectus under the captions “Description of Securities” and “Description of the Notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate summaries or descriptions of such provisions in all material respects.

12.                               With your consent, based solely on certificates of officers of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

13.                               The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

Our opinions are subject to:  (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions of the Transaction Documents which expressly choose New York as the governing law for the Transaction Documents), jurisdiction, venue, arbitration, remedies, or judicial relief; (c) the waiver of rights or defenses contained in Section 13.01 of the Base Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (f) the severability, if invalid, of provisions to the foregoing effect.  We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 7, 8, 9, 12 and 13 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed that (a) the Transaction Documents have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) the Transaction Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (c) the status of the Transaction Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein, and (d) any make-whole amount or any premium in connection with a change of control payment payable in respect of the Notes would be deemed to be reasonable in the circumstances applicable to the Notes and the Indenture.

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although the Specified Agreements may be governed by other laws which differ from New York law, (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

Schedule 1

Underwriters

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

MUFG Securities EMEA plc

Standard Chartered Bank

Mizuho International plc

SMBC Nikko Capital Markets Limited

Wells Fargo Securities International Limited

EXHIBIT A

ISSUER FREE WRITING PROSPECTUS

Final Term Sheet, dated February 24, 2017, filed with the Commission pursuant to Rule 433 under the Act on February 24, 2017

EXHIBIT B

SPECIFIED AGREEMENTS

1.              Indenture, dated as of July 3, 2001, between the Company and J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association), as trustee.

2.              Indenture, dated as of September 25, 2007, among the Company, ADOP Company and The Bank of New York Trust Company, N.A., as Trustee.

3.              Indenture, dated as of November 20, 2007, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

4.              First Supplemental Indenture, dated as of November 20, 2007, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

5.              Second Supplemental Indenture, dated as of April 13, 2010, between the Company and The Bank of New York Mellon, N.A., as Trustee.

6.              Third Supplemental Indenture, dated as of April 8, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

7.              Third Amended and Restated Credit Agreement, dated as of October 3, 2014, by and among the Company, Bank of America, N.A., Citibank, N.A., and JPMorgan Chase Bank, N.A. and the other lenders party thereto.

March 3, 2017

[DRAFT]

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

And the other several Underwriters named

in Schedule 1 hereto

c/o HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

and

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

and

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Re:                             Avery Dennison Corporation, €500,000,000 aggregate principal amount of 1.250% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to Avery Dennison Corporation, a Delaware corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) by the Company of €500,000,000 aggregate principal amount of the Company’s 1.250% Senior Notes due 2025 (the “Notes”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2016 (Registration No. 333-211029) (as so filed and as amended, the “Registration Statement”), a base prospectus dated April 29, 2016 (the “Base Prospectus”), a preliminary prospectus supplement dated February 24, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), the document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (the “Specified IFWP”), a final prospectus supplement dated February 24,

2017 (together with the Base Prospectus, the “Prospectus”) and an underwriting agreement dated February 24, 2017 between you and the Company (the “Underwriting Agreement”). The reports and proxy and registration statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.”  References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents.  This letter is being delivered to you pursuant to Section 6(h) of the Underwriting Agreement.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Prospectus, the Specified IFWP or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 10 and 11 of our letter to you of even date) and in our letter to you of even date with respect to certain tax matters, and have not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed.  We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                  the Registration Statement, at the time it became effective on February 24, 2017, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                  the Preliminary Prospectus, as of 11 a.m. New York City time on February 24, 2017 (together with the Incorporated Documents at that time and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the Form T-1, the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus or the Incorporated Documents.

This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

Schedule 1

Underwriters

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

MUFG Securities EMEA plc

Standard Chartered Bank

Mizuho International plc

SMBC Nikko Capital Markets Limited

Wells Fargo Securities International Limited

EXHIBIT A

Issuer Free Writing Prospectus

•                  Final Term Sheet, dated February 24, 2017, filed with the Commission pursuant to Rule 433 under the Act on February 24, 2017

Annex C

Issuer Free Writing Prospectus

•                  Pricing Term Sheet, dated February 24, 2017, substantially in the form of Annex D hereto.

Annex D

Filed Pursuant to Rule 433

Registration Statement No. 333-211029

Pricing Term Sheet

February 24, 2017

AVERY DENNISON CORPORATION

€500,000,000 1.250% Senior Notes due 2025 (the “Notes”)

Issuer:	Avery Dennison Corporation

Title of Securities:	1.250% Senior Notes due 2025

Legal Format:	SEC-registered

Trade Date	February 24, 2017

Settlement Date:	March 3, 2017 (T+5)*

Principal Amount:	€500,000,000

Maturity:	March 3, 2025

Coupon (Interest Rate):	1.250%

Issue Price (Price to Public):	99.917% of principal amount

Minimum Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Benchmark Security:	DBR 0.500% Notes due February 15, 2025

Spread to Benchmark Security:	141.2 bps

Benchmark Security Price and Yield:	105.22 / -0.151%

Yield to Maturity:	1.261%

Mid-Swap Yield:	0.461%

Spread to Mid-Swap:	+80 bps

Optional Redemption

The notes will be redeemable in whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to the greater of (a) 100% of the principal amount of the notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments (as defined in the Preliminary Prospectus Supplement) discounted to the redemption date, not including any portion of any payments of interest accrued to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in the Preliminary Prospectus Supplement), plus 25 basis points, plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided, however, that if the Issuer redeems any notes on or after December 3, 2024 (the date falling three months prior to the maturity date of the notes), the redemption price for the notes will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

Redemption for Tax Reasons:

If certain events occur involving changes in United States taxation, the Issuer may redeem the notes, in whole, but not in part, at 100% of their principal amount, together with accrued and unpaid interest to, but not including, the date fixed for redemption.

Interest Payment Dates:	Annually on each March 3, commencing March 3, 2018

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Stabilization:	Stabilization/FCA

Joint Book-Running Managers	HSBC Bank plc J.P. Morgan Securities plc
Merrill Lynch International

Co-Managers:	MUFG Securities EMEA plc

Standard Chartered Bank Mizuho International plc SMBC Nikko Capital Markets Limited Wells Fargo Securities International Limited

CUSIP:	053611 AH2

Common Code/ISIN:	XS1533922263/153392226

Listing	Avery Dennison Corporation intends to apply to list the Notes on the New York Stock Exchange.

Form:	Clearstream/Euroclear, Book-Entry

Law:	New York

Ratings**:	Baa2 (Moody’s) / BBB (S&P)

The offer and sale of the notes to which this final term sheet relates have been registered by Avery Dennison Corporation by means of a registration statement on Form S-3 (SEC File No. 333-211029).

* Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

** A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) HSBC Bank plc toll free at (866) 811-8049, (ii) J.P. Morgan Securities plc collect at +44-207-134-2468 or (iii) Merrill Lynch International collect at +44-207-995-3966.